Exhibit 1

Group Secretariat
Level 20, 275 Kent Street
Sydney NSW 2000
Australia
Telephone: (02) 8253 0130
Facsimile: (02) 8253 1215

8 December 2006

Company Announcements

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir / Madam

Westpac Banking Corporation Announces Changes to the Dividend Reinvestment Plan

Westpac Banking Corporation today announced some changes to the terms of the Dividend Reinvestment Plan (DRP).

A letter explaining the changes to the DRP has been sent to shareholders, together with their 2006 final dividend statement. A copy of the shareholder letter and the amended DRP Terms and Conditions is included with this announcement.

Yours sincerely

Anna O’Connell

Head of Group Secretariat

Westpac Banking Corporation
ABN 33 007 457 141

Level 20
275 Kent Street
Sydney NSW 2000

8 December 2006

Dear Shareholder

Westpac Banking Corporation — Changes to the Dividend Reinvestment Plan

The Westpac Dividend Reinvestment Plan (“DRP”) allows shareholders who live in Australia and New Zealand to elect to have dividends on some or all of their ordinary shares in Westpac automatically reinvested in additional Westpac shares.

I am writing to let you know of some recent changes to the terms of Westpac’s DRP. The changes give Westpac additional flexibility in managing the DRP. It is important for you to note that these changes are not applicable for the 2006 final dividend. The new DRP terms will become effective for the 2007 interim dividend.

You do not have to take any action on the receipt of this letter as your existing dividend election remains unchanged.

The main amendments to the DRP are:

1)                                     To Allow Westpac to Issue New Shares or Purchase Shares On-Market — Westpac can now either issue new shares to DRP participants or arrange for shares to be purchased on-market and transferred to DRP participants. Previously Westpac could only issue new shares to participants.

2)                                     Amendments to the Pricing Period Used to Calculate the Market Price — The pricing period has been amended to:

•                                          increase the pricing period to 10 trading days (or such other period as the Westpac Board determines and announces to the ASX). Previously this was fixed at 5 trading days; and

•                                          move the pricing period to commence 2 trading days after the record date. Previously the pricing period commenced 4 days before the record date.

3)                                     Amendments to the Pricing Calculation — The definition of Market Price has been amended to:

•                                          allow the Board to nominate a discount of up to 2.5% (at the discretion of the Board). Unless Westpac advises otherwise, the DRP will operate without a discount. Prior to this change the terms of the DRP did not allow for a discount to be applied.

•                                          represent the arithmetic average of the daily volume weighted average market price per Westpac share sold on the ASX over the pricing period. Previously this was the weighted average market price per Westpac share of all shares traded over the pricing period; and

•                                          give the Directors the ability to exclude any trades that they believe are not fairly reflective of supply and demand.

Previously only off-market and special market trades were excluded.

4)                                     Changes to Notice Requirements — Notices and announcements relating to changes to the DRP, whether any discount will apply and other matters relating to the DRP may now be given via an ASX announcement or, at the Directors’ discretion, by notice to DRP participants in accordance with the provisions for the giving of notices in Westpac’s Constitution.

Please note that it is no longer necessary to give shareholders one month’s notice of changes to the DRP. Westpac however intends to update the Westpac website for any changes to the DRP.

How do you get more information?

Information about the changes and an electronic copy of the revised DRP terms and conditions can be found under the shareholder information section of Westpac’s website at www.westpac.com.au/investorcentre.

If you have any questions in relation to the operation of the DRP or you would like to be sent a hard copy of the revised DRP terms and conditions please contact the Westpac share registry, Link Market Services. Contact details for Link Market Services are:

Our main share registry:	Our New Zealand branch registry:
Link Market Services Limited	Link Market Services Limited
Locked Bag A6015	PO Box 91976
Sydney South NSW	1235 Auckland 1030
Australia	New Zealand
Telephone: 1800 804 255 (toll free in Australia)	Telephone: 0800 002 727 (toll free in New Zealand)
International: (61 2) 8280 7070	International: (64 9) 375 5998

Yours faithfully

Richard Willcock
Group Secretary and General Counsel

This booklet contains important information. Should you have any doubt about how to deal with it, please consult a suitably qualified adviser.

Highlights of the DRP

•                     Dividend Reinvestment Plan (the ‘DRP’)

Under the DRP you may elect to have dividends on some or all of your ordinary shares in Westpac Banking Corporation (Westpac) automatically reinvested in additional Westpac shares. Full details of the DRP’s operation are contained in the accompanying Terms and Conditions.

•                     Meet individual needs

The DRP allows you to tailor to your needs and circumstances the way in which you receive the benefits of your investment in Westpac, in addition to the option of a cash dividend either by cheque or direct credit.

•                     Increase your holding

The DRP is a convenient way of increasing your holding of Westpac shares.

•                     No additional costs

Shares issued or transferred to you under the DRP are free of brokerage, commission and stamp duty costs.

•                     Shares rank equally

Shares issued or transferred under the DRP rank equally with existing shares from the date of issue or transfer.

•                     Participation is entirely optional

You may join, vary your participation, or withdraw from the DRP at any time, subject to adequate notice being given.

•                     Treatment of residual amounts

Where the DRP entitlement formula results in a fraction of a share, the value of that fraction will be carried forward in your DRP Account and added to your next dividend for the purposes of calculating your share entitlement.

•              Dividend statement

A dividend statement, providing details of your participation in the DRP, any residual amount carried forward in your DRP Account, and details of any movements in your shareholding balance, will be forwarded at the time of the dividend payment.

Questions and Answers

Q                                      Who can participate?

A                                      All shareholders of fully paid Westpac ordinary shares who are resident in, or whose address on the register of shareholders is in, Australia or New Zealand may participate in the DRP, to the limit of their shareholding.

Q                                      Is participation optional?

A                                      Yes. The decision is entirely yours.

Q                                      Can I participate partially in the DRP?

A                                      Yes, by nominating a specific number of your shares, part of your dividend may be reinvested in additional shares.

Your dividend entitlement on any shares not participating in the DRP will be paid by cheque or direct credit.

Q                                      How do I participate in the DRP?

A                                      Complete the enclosed application form and return it to our share registry at the address shown on page 7 and also on the application form.

Do not return the application form to branches of Westpac.

Q                                      When will my participation begin?

A                                      Participation will begin with the first dividend payment after receipt of your application form. The form must be received by 5.00 pm Australian Eastern Time on the record date to be effective for that dividend.

Q                                      What happens if I have more than one shareholding?

A                                      You will need to lodge a separate application form for each shareholding registered under different names or each shareholding bearing a different Shareholder Reference Number, Holder Identification Number or if your shareholding is registered on the New Zealand branch register, a Common Shareholder Number (CSN).

Q                                      Can I change my participation at any time?

A                                      Yes. Simply notify the share registry using the application form. The application will be effective from the next dividend payment, but to be effective for that dividend the application form must be received by 5.00 pm Australian Eastern Time on the record date for the relevant dividend.

Q                                      At what price will the shares be allotted or transferred?

A                                      Shares will be allotted or transferred at the Market Price (as defined in the accompanying Terms and Conditions). The Market Price may be reduced by any discount (up to 2.5%), which the Directors may determine from time to time and announce to the ASX. You should note that the Market Price is set after the Record Date, which is the deadline for you to lodge, withdraw or amend your application. This means you will not know the Market Price when you commit to participate in the DRP but you will know the discount, if any, to be applied.

Q                                      What will it cost me to participate?

A                                      It will cost you nothing. There are no brokerage fees, commission or stamp duty for any shares allotted or transferred under the DRP.

Q                                      Can I sell my shares when I choose?

A                                      You can sell any or all of your shares at any time. However, should you sell all of your shares and not give Westpac notice of termination of your participation in the DRP, your participation will be deemed to have ceased on the date on which the last transfer is registered by Westpac.

If you elect for ‘full participation’ and then sell some of your shares, the dividends on your remaining shares will continue to be reinvested under the DRP. If you elect for ‘partial participation’ and then sell some of your shares, the number of shares sold will be deemed to the full extent possible to be nonparticipating shares and the balance, if any, will be deemed to be participating shares under the DRP.

Q                                      What about taxation?

A                                      The Australian Taxation Office currently treats dividends reinvested under the DRP in the same way as dividends received on shares which are not participating. The New Zealand Inland Revenue Department (IRD) currently treats dividends reinvested under the DRP in the same way as dividends received on shares. Westpac takes no responsibility for the taxation consequences of shareholders participating in the DRP, and recommends you obtain professional taxation advice.

If eligible to participate, shareholders resident overseas are advised to make enquiries about their tax liabilities in their country of residence.

Q             When will I receive a dividend statement?

A                                      After each issue or transfer of shares under the DRP, a dividend statement will be forwarded to you showing relevant information, including:

•                                          the number of shares participating in the DRP held at the record date for the dividend;

•                                          the amount of the latest dividend;

•                                          the number of shares allotted or transferred under the DRP in relation to that dividend and the price at which those shares were allotted or transferred;

•                                          the cash balance carried forward of any residual amount remaining for a fraction of a share after determining the number of whole shares to be allotted or transferred under the DRP in relation to that dividend; and

•                                          the new total holding of shares participating in the DRP, including shares issued or transferred to you under the DRP.

Q                                      Can I get my dividend statement electronically?

A                                      Yes, you can elect to be notified by email of the availability of your dividend statement.

Q             Can the DRP be modified, suspended or cancelled?

A                                      Westpac’s Directors may alter, suspend or terminate the DRP at any time by notification to the ASX or, at the Directors’ discretion, in accordance with the provisions regarding the giving of notice to shareholders contained in the Constitution. Westpac also intends to update the Westpac website for any changes to the DRP.

Q                                      What happens to the carry forward balance in my DRP account if I end my participation in the DRP or sell my shares or Westpac terminates the DRP?

A                                      In the event of termination of participation in the DRP, any residual positive balance in your DRP account at that time will be paid out to you by cheque or direct credit.

Enquiries

If you have further enquiries (other than taxation) about how the DRP operates and how you can participate, please contact:

Our main share registry*

Link Market Services Limited
Locked Bag A6015
Sydney South NSW 1235
AUSTRALIA

	Phone	1800 804 255
(toll-free in Australia)
(02) 8280 7070
	Int.	+61 2 8280 7070
	Facsimile	(02) 9261 8489

OR

Our New Zealand branch registry

Link Market Services Limited
PO Box 91976
Auckland 1030
NEW ZEALAND

	Phone	0800 002 727
(toll-free in New Zealand)
	Int.	+64 9 375 5998
	Facsimile	+64 9 375 5990

*                                         On 30 September 2005, ASX Perpetual Registrars Limited changed its name to Link Market Services Limited.

Westpac Dividend Reinvestment Plan Terms and Conditions.

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In these Terms and Conditions, unless the context indicates a different intention:

‘Application’ means an application by a Shareholder, or a person entitled to be registered as a Shareholder, to become a Participant;

‘Application Form’ means an application to participate in the DRP in or substantially in the form of Schedule 1 or in such other form prescribed or approved by the Directors from time to time, which form may be combined with or be a part of any other form or notice and may be electronic if Westpac so permits;

‘ASX’ means Australian Stock Exchange Limited (ABN 98 008 624 691);

‘ASX Market Rules’ means the rules that form part of the operating rules of the ASX, published under that title and as amended from time to time;

‘Constitution’ means the Constitution of Westpac;

‘Directors’ means the Directors of Westpac as defined in, and acting in accordance with, the Constitution (or their delegate if any);

‘Dividend Payment Date’ means the date on which Westpac pays a dividend in respect of the Shares;

‘DRP’ means the Westpac Dividend Reinvestment Plan the subject of these Terms and Conditions;

‘DRP Account’ means an account maintained on behalf of a Participant by Westpac for the purpose of carrying forward the residual amount calculated in accordance with clause 7.5, the balance of which is to be handled in the manner set out in clause 7.1;

‘Excluded Shares’ means Shares which, on any Record Date, are not eligible to receive a full dividend on the next Dividend Payment Date;

‘Market Price’ means the arithmetic average (rounded to the nearest cent) of the daily volume weighted average market price per Share (rounded to four decimal places) sold on the ASX during the ten Trading Days commencing on the second Trading Day following the relevant  Record Date (or such other period as the Directors determine and announce to the ASX), less any discount (up to 2.5%) the Directors may determine from time to time and announce to the ASX.

The arithmetic average of the daily volume weighted average market price per Share, to be used for the purpose of calculating the Market Price, will be calculated excluding all off-market trades, including but not limited to transactions identified in accordance with the ASX Market Rules as ‘Special Crossings’, ‘Crossings’ prior to the commencement of the ‘Open Session State’, any overseas trades or trades pursuant to the exercise of options over Shares, and any overnight crossings or other trades that the Directors determine to exclude on the basis that the trades are not fairly reflective of supply and demand.

The calculation may be made by the Directors or a qualified person nominated by the Directors, and may be determined by reference to such information as the Directors approve for the purpose from time to time, and, in the absence of manifest error, is binding on Participants;

‘Non-Participating Share’ means a Share (other than an Excluded Share) that is not a Participating Share and on which a dividend is paid in the normal way;

‘Participant’ means a Shareholder participating in the DRP;

‘Participating Share’ means a Share participating in the DRP;

‘Record Date’ means the date on which Westpac’s register of Shareholders is closed in order to determine entitlement to a dividend;

‘Shares’ means fully paid ordinary shares in the capital of Westpac;

‘Shareholder’ means a registered holder of Shares;

‘Terms and Conditions’ means these DRP terms and conditions, as modified from time to time;

‘Trading Day’ means a full day on which the Shares are quoted, and not suspended from quotation or made subject to a trading halt, on ASX, provided that a day on which ASX is closed or on which trading on ASX is suspended is not a Trading Day;

‘Westpac’ means Westpac Banking Corporation (ABN 33 007 457 141).

1.2.         Interpretation

(a)                                  Words importing any gender include all genders.

(b)                                 Words denoting an individual include a corporation and vice versa.

(c)                                  The singular includes the plural and vice versa.

(d)                                 Headings are for convenience only and do not affect the construction of these Terms and Conditions.

1.3                               Shareholder Reference Number or Holder Identification Number or Common Shareholder Number (CSN) New Zealand

Where a Shareholder has, in respect of distinct numbers of Shares held by that Shareholder, a separate Shareholder Reference Number, Holder Identification Number or in the case of a shareholding registered on the New Zealand branch register, a CSN, the Shareholder will, for the purpose of these Terms and Conditions, be deemed to be a separate and distinct Shareholder in relation to:

(a)           each Shareholder Reference Number, Holder Identification Number or CSN; and

(b)                                 the Shares from time to time allotted or transferred to that Shareholder Reference Number, Holder Identification Number or CSN.

2                                         THE DRP

2.1                               The DRP is a means by which Shareholders may elect to receive Shares instead of cash dividends declared by Westpac, in respect of all or part of their holdings of Shares.

3.             PARTICIPATION IN THE DRP

3.1          Participation in the DRP is:

(a)                                  optional;

(b)                                 not transferable; and

(c)                                  subject to these Terms and Conditions.

3.2          All Shareholders are eligible to participate in the DRP subject to clause 4 of these Terms and Conditions.

3.3                               Participation may, subject to these Terms and Conditions, be varied or terminated by a Participant by giving notice in writing to Westpac. The provisions of clause 13 apply to any notice given by a Participant under this clause.

4.             SHAREHOLDERS IN COUNTRIES OTHER THAN AUSTRALIA AND NEW ZEALAND

4.1                               A Shareholder who is resident in, or whose address on the Share register is situated in, a country other than Australia and New Zealand (a ‘Non-resident’) is not eligible to participate in the DRP unless the Directors determine that the offer will be made to Shareholders in that country.

4.2                               If the Directors make a determination under clause 4.1, any Shareholder who is a Nonresident, before electing to participate in the DRP, should seek professional advice to ascertain if any restrictions apply under any law to the participation by the Shareholder in the DRP.

5.                                      APPLICATION TO PARTICIPATE

5.1          Applications to participate in the DRP must be made on an Application Form.

5.2          The provisions of clause 13 apply to the completion and execution of Application Forms.

6.             DEGREE OF PARTICIPATION IN THE DRP

6.1          Full or Partial Participation

Shareholders may elect in an Application Form one of the following two levels of participation in the DRP:

(a)                                  Full Participation:

A Shareholder may elect to participate in the DRP in respect of all Shares registered in the name of the Shareholder.

(b)                                 Partial Participation:

A Shareholder may nominate a specific number of Shares, less than the Shareholder’s total holding, to be subject to the DRP.

6.2.         No Election

A Shareholder who signs and returns an Application Form but does not specify the level of participation desired will be deemed to have elected full participation.

6.3          Deemed Full Participation

A Shareholder who signs and returns an Application Form indicating a number of Participating Shares in excess of the number of Shares then held by that Shareholder will be deemed to have elected full participation.

6.4          Excluded Shares

Excluded Shares will not participate in the DRP.

6.5          Full Participation

Under full participation, all Shares registered in the Participant’s name at the time of commencement of full participation and all Shares subsequently registered in the Participant’s name (including Shares issued or transferred pursuant to the DRP) will participate in the DRP.

6.6          Partial Participation

Under partial participation, only that number of Shares indicated by the Participant for participation in the DRP and Shares subsequently issued or transferred pursuant to the DRP will participate in the DRP.

6.7          Sale of Portion of Shareholding

Where a Participant:

(a)                                  holds Participating and Non-Participating Shares; and

(b)                                 sells or transfers more than the total number of Non-Participating Shares,

then:

(c)                                  the Shares sold or transferred will be taken to comprise all of the Participant’s Non-Participating Shares and that number of Participating Shares necessary to make up the parcel of Shares sold or transferred;

(d)                                 the Participant will be deemed to be a Participant with full participation in the DRP in respect of the remaining Participating Shares held; and

(e)                                  any additional Shares allotted or transferred under the DRP will not change the Participant’s status as a fully participating Shareholder.

6.8          Cessation of Participation of Shares upon Sale or Transfer

Shares which are sold or otherwise transferred to a new owner will cease to participate in the DRP on registration of the transfer by or on behalf of Westpac.

7.             OPERATION OF THE DRP

7.1          DRP Account

Westpac will establish and maintain a DRP Account in respect of each Participant. For each dividend payable to a Participant Westpac will:

(a)                                  Determine the amount of dividend payable to the Participant in respect of the Participant’s Participating Shares and credit that amount to the Participant’s DRP Account;

(b)                                 Determine (where applicable and practicable) the Australian withholding tax in respect of that dividend, and any other sum that Westpac is entitled or required to retain in respect of the Participating Shares and debit that amount from the Participant’s DRP Account;

(c)                                  Determine the maximum number of fully paid ordinary Shares in accordance with the entitlement formula outlined in clause 7.4 utilising the whole balance of the DRP Account, including the cash balance carried forward from previous dividend payments;

(d)                                 On behalf of the Participant subscribe for or otherwise acquire, in terms of the deemed direction described in clause 7.2 below, and allot or transfer that number of ordinary fully paid Shares calculated in accordance with clause 7.1(c) above and debit the Participant’s DRP Account with the amount calculated as the Market Price multiplied by the number of allotted or transferred Shares;

(e)                                  Retain in the Participant’s DRP Account and carry forward, without interest, any cash balance remaining to be applied in the manner set out above to be added to the next dividend unless participation in the DRP is terminated in accordance with clause 11.1, 11.3 or 11.4.

7.2          Deemed Directions by Shareholder

A Shareholder who applies to participate in the DRP will, in making his or her application, be deemed to have directed Westpac to apply such monies towards subscription for or other acquisition of the number of Shares as is determined by the application of the formula in clause 7.4.

7.3          Issue New Shares or Purchase Existing Shares

The Directors in their absolute discretion will determine, with respect to the operation of the DRP for any dividend, whether to issue new Shares or to cause the purchase and transfer of existing Shares, or to apply a combination of both options, to satisfy Westpac’s obligations under these Terms and Conditions.

If the Directors determine to cause the purchase of Shares and their transfer to Participants, the Shares may be acquired as the Directors consider appropriate. Westpac, if it so chooses, may create a trust (of which Participants are the beneficiaries) to acquire the Shares and then transfer or sell such Shares to the Participants.

7.4          Entitlement Formula

In respect of Participating Shares, on each Dividend Payment Date, subject to clause 7.5, the Directors will allot or cause to be transferred to each Participant that number of Shares determined by the application of the following formula:

(S x D) + B
C

where:

S                                         is the number of Participating Shares held by the Participant on the relevant Record Date;

D                                       is the amount of the dividend per Participating Share declared by the Directors payable on that Dividend Payment Date,

LESS any applicable Australian withholding tax in respect of that dividend, and any other sums that Westpac is entitled or  required to retain in respect of the Participating Shares. The resultant amount being expressed in terms of cents, with fractions of cents rounded to the nearest cent;

B                                        is the carry forward residual (if any) in the Participant’s DRP Account from previous dividends; and

C                                        is the Market Price.

7.5          Fractions of Shares

Where a fraction of a Share would result from the calculation of a Participant’s entitlement under clause 7.4, the value of that fraction of a Share will be carried forward in the Participant’s DRP Account, without interest, to be applied towards the calculation at the time of the next dividend. The amount carried forward will be detailed in the dividend statement referred to in clause 10.

The value of a fraction of a Share will be calculated in accordance with the following formula:

F x C

where:

F                                         is the fraction of a Share resulting from the calculation in clause 7.4; and

C                                        is the Market Price.

8.             SHARES ALLOTTED OR TRANSFERRED UNDER THE DRP

8.1          Allotted or Transferred Shares

Any Share allotted under the DRP will be allotted accordance with the Listing Rules of the ASX and any Share allotted or transferred under the DRP will:

(a)                                  (ranking) rank equally in all respects with existing Participating and Non-Participating Shares; and

(b)                                 (registration) be registered on a register of Shareholders selected by Westpac, being a register on which the Participant already holds Shares.

9              COSTS TO PARTICIPANTS

9.1                               No brokerage, commission, stamp duty or other transaction costs will be payable by Participants in respect of any allotment or transfer of Shares under the DRP.

10.          DIVIDEND STATEMENTS TO PARTICIPANTS

10.1        Information Contained

After each allotment and/or transfer of Shares determined under clause 7.4, each Participant will be sent a dividend statement detailing, as at each Dividend Payment Date:

(a)                                  (number) the number of the Participant’s Participating Shares subject to the DRP as at the Record Date;

(b)                                 (dividend) the aggregate amount of the dividend(s) payable to the Participant in respect of the Participant’s Participating Shares;

(c)                                  (allotment or transfer) the number of Shares allotted or transferred under the DRP to the Participant on that Dividend Payment Date and the price at which those Shares were allotted or transferred;

(d)                                 (carry forward) the residual cash balance carried forward in the Participant’s DRP Account (if any) as calculated in clause 7.5;

(e)                                  (total holding) the Participant’s total holding of Participating Shares after that allotment or transfer; and

(f)                                    (other) the information prescribed by section 160AQH of the Income Tax Assessment Act 1936 (Cth), as incorporated into the Income Assessment Act 1997, or any section enacted in the Income Tax Assessment Act 1997 of similar effect.

11.                               VARIATION TO OR TERMINATION OF PARTICIPATION

11.1        Notice

A Participant may at any time give notice to Westpac to:

(a)                                  vary the Participant’s participation in the DRP; or

(b)                                 give notice of termination of the Participant’s participation in the DRP.

11.2        Form and Execution of Notices

The provisions of clause 13 apply to the execution and effectiveness of the notices referred to in clause 11.1.

11.3        Death of Participant

If a Participant dies, participation in the DRP by that Participant and any other Participants with whom the deceased was a joint Participant will be terminated upon receipt of notice by Westpac of the death of the Participant but any such termination takes effect only with respect to the next occurring Record Date.

11.4        Deemed Termination

Where a Participant:

(a)                                  disposes of all of his or her Shares; and

(b)                                 does not give to Westpac notice terminating participation in the DRP, such Shareholder’s participation in the DRP ceases with effect from the next Record Date after the date on which the last transfer is registered by Westpac.

11.5        DRP Account Residual

In the event of termination of participation in the DRP by a Participant, as outlined in clauses 11.1, 11.3 or 11.4, any residual positive balance in the Participant’s DRP Account at that time will be paid by cheque or direct credit to the Participant.

12           TAXATION

12.1                        Neither Westpac nor its Directors, officers, employees, representatives or agents accept any responsibility or assume any liability for any taxation liabilities incurred by or imposed upon any Participant as a consequence of participating in the DRP.

As individual circumstances and laws vary considerably, specific taxation advice from professional advisers should be obtained by a Shareholder prior to participating in the DRP.

13.          APPLICATIONS AND NOTICES BY A SHAREHOLDER

13.1        Form

All Applications and notices (in this clause 13 all referred to as ‘Notices’) made or given by a Shareholder to Westpac in respect of the DRP must be:

(a)                                  in writing (or where Westpac so permits, in electronic form); and

(b)                                 in such form as Westpac may from time to time require.

13.2                        Shareholder Reference Number, Holder Identification Number and Common Shareholder Number (CSN) New Zealand

A separate Notice must be given by a Shareholder in respect of each holding of Shares identified by a separate Shareholder Reference Number, Holder Identification Number or CSN.

13.3        Joint Shareholders

Where Shares are held jointly, all joint Shareholders must sign the Notice.

13.4        Effect

Notices will be effective only on receipt by Westpac, subject to:

(a)           (Terms and Conditions) these Terms and Conditions;

(b)           (acceptance) in the case of an Application Form, acceptance by or on behalf of Westpac;

(c)                                  (date of receipt) subject to paragraph (d), to be effective in relation to any dividend Westpac must have received the Notice no later than 5.00 pm Australian Eastern Time on the Record Date for that dividend. Notices received after that time will be deemed to have been received on the day following the next Dividend Payment Date; and

(d)                                 (other) such other restrictions as Westpac may from time to time impose.

13.5        Corporations

A Participant which is a corporation must execute a Notice under its common seal if required, under power of attorney or in such other manner as Westpac may from time to time determine (either generally or in particular instances).

13.6        Power of Attorney

If a Notice is completed by an individual or a corporation under a power of attorney that power:

(a)                                  must be duly stamped (if necessary) or a certified copy if in New Zealand; and

(b)                                 accompany the completed Notice, unless such power has been previously noted by Westpac.

13.7        Address for Notices to Westpac

Notices to Westpac must be sent to our share registries at the addresses shown on page 7 and also on the Application Form, or such other address as Westpac notifies Shareholders from time to time.

14.          STOCK EXCHANGE LISTING

14.1                        Westpac will apply, promptly after an allotment, for the Shares allotted under the DRP to be listed for quotation on the official lists of the ASX and any other stock exchanges on which Shares of Westpac are listed (as applicable).

15           NOTICES AND ANNOUNCEMENTS RELATING TO THE DRP

15.1        Notice

Any notice or announcement in relation to the DRP may be effected by the following:

(a)                                  by notice to the ASX, for release to the market or, at the Directors’ discretion,

(b)                                 by notice to Participants (or if Westpac so decides to all Shareholders) in accordance with the provisions regarding the giving of notice to Shareholders contained in the Constitution.

Any such notice could relate to the modification of these Terms and Conditions, the suspension or termination of the DRP, any discount (up to 2.5%) or any other matter under these Terms and Conditions. It will be effective from the date given.

15.2        Settling Disputes

The Directors may settle (in such manner as they think expedient) any difficulties, anomalies or disputes which may arise in connection with, or by reason of, the operation of the DRP, whether generally or in relation to any Shareholder or any Shares. Any determination of the Directors will be conclusive and binding on all Shareholders and other persons to whom the determination relates.

15.3        Failure to Give or Receive Notice

The failure by Westpac to give notice of the suspension, modification or termination of the DRP or the non-receipt of any notice by any Shareholder will not invalidate that suspension, modification or termination (as the case may be).

15.4        Where No Notice Required

Notwithstanding clause 15.1, Westpac may at any time, without the need for any notice:

(a)                                  (modify) modify the DRP to comply with the Constitution, the Listing Rules of the ASX, or any law; and

(b)                                 (minor amendments) make minor amendments to the DRP where such amendments are of an administrative or procedural nature.

16.          GOVERNING LAW

16.1                        The DRP, these Terms and Conditions and the operation of the DRP will be governed by the laws of the State of New South Wales, Australia.

SCHEDULE 1

Dividend Reinvestment	Westpac Banking Corporation ABN 33 007 457 141	OR	New Zealand branch holders to:
Plan Application/Variation			Link Market Services Limited
Application must be received no later than	Address all share correspondence to main registry:		PO Box 91976,
5.00pm Australian Eastern Time on the	Link Market Services Limited		Auckland 1030 NEW ZEALAND
record date for determination of dividend	Locked Bag A6015, Sydney South NSW 1235 AUSTRALIA		Phone: 0800 002 727 (toll free in NZ)
entitlements, to be effective for	Phone: (02) 8280 7070		(Int.: +64 9 375 5998)
that dividend.	or 1800 804 255 (toll-free in Australia)
(Int.: +61 2 8280 7070)

Shareholder Reference No.			Refer to your most recent holding statement
Holder Identification No.			or dividend advice for these details.
Common Shareholder No.
(New Zealand — CSN)		Note: Shareholders with more than one holder number must complete a separate application for each number.

Name(s) of
Registered Holder

Address of
Registered Holder				Postcode

hereby cancel any previous instructions for participation in Westpac’s Dividend Reinvestment Plan (“DRP”) and agree to be bound by the terms and conditions of the DRP as amended from time to time, and wish to:

Please tick (☑) box provided

☐				Elect full participation in the DRP in respect of all shares which are from time to time registered in my/our names.

☐	Elect partial participation in the DRP in respect of some only		Number of shares to participate in the DRP are:
of the shares which are registered in my/our names.

☐				Cancel my/our participation in the DRP.

Signature(s) of Shareholder(s)

(If the applicant is a person)		(If the applicant is a company)
Shareholder signature(s) (please sign)		The common seal of the company was hereunto affixed if
required in accordance with its Constitution in the presence of: (common seal requirement does not apply in New Zealand)

☒
Director

☒
Director/Secretary

Date /	/200	Date	/	/200	AFFIX
SEAL
HERE

OR

Sole Director and Sole Secretary

		Date	/	/200

This application is not valid unless signed:

1.                                       If the shareholding is in joint names, all must sign.

2.                                       Applications by a Company must be signed under Seal if required (not required in New Zealand), by Director(s) or by the Company’s Attorney or Authorised Representative.

3.                                       If signed by an Attorney, the Attorney must state that he/she has no notice of revocation and the Power of Attorney document must have been noted by the Share Registry.

Note: If this application form is returned signed, but with no option indicated, it will be treated as an application for full participation.